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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
First Consulting Group, Inc.:

        We have issued our report dated February 13, 2003, accompanying the consolidated financial statements and schedule included in the Form 10-K of First Consulting Group, Inc. for the year ended December 27, 2002. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8 of First Consulting Group, Inc.

GRANT THORNTON LLP

Irvine, California
June 26, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS